UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2010

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 15, 2010, Silgan Holdings Inc., or Silgan, issued a press release announcing that it had entered into a definitive purchase agreement with Vogel & Noot Holding Aktiengesellschaft, or the Seller, a stock corporation organized under the laws of Austria, to purchase its food can business, or the Business.  On the terms and subject to the conditions set forth in the Asset and Share Purchase Agreement, or the Purchase Agreement, Silgan agreed to acquire the Business for a cash purchase price of €250 million (or approximately $335 million at current exchange rates), in addition to the assumption of certain liabilities of the Seller.  The purchase price is subject to certain adjustments for the net debt and financial performance of the Business.

The Seller, headquartered in Vienna, Austria, currently operates 12 food can manufacturing facilities throughout Central and Eastern Europe. The Seller’s facilities are located in Austria, Germany, Poland, Greece, Macedonia, Belarus, Slovakia and Slovenia, and the Seller is scheduled to open several new facilities in other Eastern European countries in the near term.

Consummation of the acquisition is subject to various specific and other customary closing conditions and certain other matters, including applicable antitrust clearances, no material adverse change affecting the Business and no substantial devaluation of the Euro, no breaches of the Seller’s representations and warranties with a value exceeding a certain amount, and certain other financial conditions with regard to the working capital and net debt of the Business.  The Purchase Agreement will terminate if the closing thereunder has not occurred by June 30, 2011.

Silgan expects to fund the purchase price from a combination of cash on hand and euro denominated revolving loan borrowings under its senior secured credit facility.

A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                                                Description

99.1
Press Release, dated December 15, 2010, announcing that Silgan Holdings Inc. entered into a definitive purchase agreement with Vogel & Noot Holding Aktiengesellschaft for the purchase of the Vogel & Noot food can business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel and Secretary

Date:  December 20, 2010

INDEX TO EXHIBITS

Exhibit No.                                                       Description

99.1
Press Release, dated December 15, 2010, announcing that Silgan Holdings Inc. entered into a definitive purchase agreement with Vogel & Noot Holding Aktiengesellschaft for the purchase of the Vogel & Noot food can business.

4